                                                                   Exhibit 99.3


                            WHITE PINE SOFTWARE, INC.
                            -------------------------

                            STOCK OPTION PLAN (1995)
                            ------------------------


1.   PURPOSE OF THE PLAN.

     The White Pine Software, Inc. Stock Option Plan (1995) ("Stock Option Plan
(1995)") is intended to promote the growth of the Company by attracting and motivating directors, officers, employees, consultants, independent contractors, vendors, suppliers and other persons whose efforts are deemed worthy of encouragement through the incentive effects of stock options.

2.   DEFINITIONS.

     As used herein, the following definitions shall apply:

     (a)  "BOARD" shall mean the Board of Directors of the Company.

     (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended, the rules and regulations promulgated thereunder and the interpretations thereof, all as from time to time in effect.

     (c) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with Section 3(a) below, if one is appointed.

     (d)  "COMMON STOCK" shall mean the Common Stock of the Company.

     (e) "COMPANY" shall mean White Pine Software, Inc., a Delaware corporation.

     (f) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary of the Company to render consulting or advisory services, whether or not compensation is paid to such individual.

     (g) "CONTINUOUS STATUS" shall mean the absence of any interruption or termination of service as an Employee, Consultant or other person providing services on a regular basis to the Company or its Parent or any Subsidiary. Continuous Status shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided that either such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is provided or guaranteed by contract or statute.

     (h)  "DIRECTOR" shall mean any person serving on the Board.


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White Pine Software, Inc.
Stock Option Plan (1995)


     (i) "EMPLOYEE" shall mean any person, including Officers and Directors, employed by the Company or its Parent or any Subsidiary of the Company.

     (j) "FAIR MARKET VALUE" shall mean the value of a share of Common Stock on the date of the grant of the Option as determined, in good faith, by the Board or the Committee and such determination shall be conclusive for all purposes. The Board or the Committee shall take into account such factors affecting value as it, in its sole and absolute discretion, may deem relevant.

     (k) "OFFICER" shall mean any person, which may include Directors, employed by the Company or its Parent or any Subsidiary who has been elected an officer by the respective Board of Directors.

     (l) "OPTIONS" shall mean stock options issued pursuant to the Plan. Options may be either "INCENTIVE OPTIONS," which are defined as options intended to meet the requirements of Section 422 of the Code, or "NONQUALIFIED OPTIONS," which are defined as Options not intended to meet such requirements of the Code.

     (m) "OPTION AGREEMENT" shall mean the written agreement setting forth the terms and conditions of an Option.

     (n)  "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

     (o) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (p)  "PARTICIPANT" shall mean a person to whom an Option has been granted.

     (q)  "PLAN" shall mean the White Pine Software, Inc. Stock Option Plan
(1995).

     (r) "SHARE" shall mean a share of Common Stock of the Company, as may be adjusted in accordance with Section 6 hereof.

     (s) "SUBSIDIARY" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

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White Pine Software, Inc.
Stock Option Plan (1995)


3.   ADMINISTRATION OF THE PLAN.

     (a) BY THE BOARD OR BY THE COMMITTEE. The Plan shall be administered by the Board or, if appointed by the Board, by a Committee; provided, however, if the Company shall have registered a class of equity securities pursuant to
Section 12 of the Securities Exchange Act of 1934, then the Plan shall be administered by the Board or, if appointed, by a Committee of two or more directors, all of which shall be "disinterested" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Board and the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Plan, or in order that any Option that is intended to be an Incentive Option will be classified as an incentive stock option under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving.

     (b) ACTIONS OF THE BOARD AND THE COMMITTEE. All actions taken and all interpretations and determinations made by the Board or by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board or the Committee shall, in addition to their rights as Directors, be fully protected by the Company with respect to any such action, determination or interpretation.

     (c) POWERS OF THE BOARD AND THE COMMITTEE. Subject to the provisions of the Plan, the Board and, if appointed, the Committee shall have the authority, in their sole discretion:

          (i) to determine, upon review of the relevant information, the Fair Market Value of the Common Stock; (ii) to determine the persons to whom Options shall be granted, the time or times at which Options shall be granted, the number of shares to be represented by each Option and the exercise price per share; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine whether an Option granted shall be an Incentive Option or a Nonqualified Option and to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, to modify or amend each Option, including reductions in the exercise price thereof; (vi) to accelerate or defer

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White Pine Software, Inc.
Stock Option Plan (1995)


    (with the consent of the Participant) the exercise date of any Option; (vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or the Committee; and (viii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

4.   ELIGIBILITY AND PARTICIPATION.

     (a) ELIGIBILITY. Grants of Options may be made to any Employee or Consultant (which may include Officers and Directors) of the Company or of its Parent or Subsidiary, or any independent contractor, vendor, supplier or any other person providing services to the Company or a Parent or Subsidiary whose efforts are deemed worthy of encouragement by the Board or the Committee; provided, however, that such Participant shall have maintained Continuous Status for a period of at least six (6) months immediately prior to the grant of such Option; and further provided, that an Incentive Option may only be granted to an Employee.

     (b) PARTICIPATION BY DIRECTOR. Members of the Board or the Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee and may be counted as part of an action by unanimous written consent during or with respect to which action is taken to grant Options to him or her.

5.   EXERCISE PRICE; CONSIDERATION; AND FORM OF OPTION AGREEMENT.

     (a) EXERCISE PRICE. The exercise price of any Incentive Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant of the Option. The exercise price of a Nonqualified Option shall be determined in the sole discretion of the Board or the Committee and may be at less than the Fair Market Value on the date of the grant of the Option. If an Incentive Option is granted to a Participant who then owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or any Subsidiary, then the exercise price of such Incentive Option shall be at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of the grant of such Option.

     (b) CONSIDERATION. The exercise price shall be paid in full, at the time of exercise of the Option, by personal or bank cashier's check or in such other form of lawful consideration

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White Pine Software, Inc.
Stock Option Plan (1995)


as the Board or the Committee may approve from time to time including, without limitation, the transfer of outstanding Shares as provided in Section 7(c) hereof or the Participant's promissory note in form satisfactory to the Company and bearing interest at a rate of not less than six percent (6%) per annum.

     (c) FORM OF OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement specifying the number of Shares which may be purchased upon exercise of the Option and containing such terms and provisions as the Board or the Committee may determine, subject to the provisions of the Plan.

6.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     (a) NUMBER. The aggregate number of Shares of Common Stock subject to Options which may be granted under the Plan shall be One Million, Two Hundred Thousand (1,200,000), subject to adjustment as hereinbelow provided. To the extent that any Option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable, the Shares subject to such Option shall thereafter be available for future grants under the Plan.

     (b) CAPITAL CHANGES. Except as hereinafter provided, no adjustment shall be made in the number of Shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of an Option, by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Option. In the event any change is made to the Shares (whether by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of Shares, exchange of Shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of Shares theretofore made subject to Options, and in the exercise price of such Shares; and (ii) the aggregate number of Shares which may be made subject to Options. If any of the foregoing adjustments shall result in a fractional Share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional Share.

7.   EXERCISE OF STOCK OPTIONS.

     (a) TIME OF EXERCISE. Subject to the provisions of the Plan, including without limitation Section 7(d) and Section 8 hereof, the Board or the Committee, in its sole discretion, shall determine the time when an Option, or a portion of an Option, shall become exercisable, and the time when an Option, or a portion of an Option, shall expire; provided, however, that (i) Options shall become exercisable no earlier than at a rate of 1/36th the total

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White Pine Software, Inc.
Stock Option Plan (1995)


number of Optioned Stock, on a monthly basis commencing no earlier than the date on which such Option is authorized to be issued by the Board or the Committee;
(ii) an Incentive Option shall expire, to the extent not exercised, no later than the tenth (10th) anniversary of the date on which it was granted; and (iii) any Incentive Option granted to any person who owns Shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of its Parent or a Subsidiary shall have a term not to exceed five (5) years. Notwithstanding the foregoing, the Board shall have the authority to provide for Options to become exercisable at such time and at such rate as they deem appropriate in their sole and absolute discretion. Such time or times shall be set forth in the Option Agreement evidencing such Option.

     (b) NOTICE OF EXERCISE. A Participant electing to exercise an Option shall give written notice to the Company, as specified by the Option Agreement, of his or her election to purchase a specified number of Shares, such notice shall be accompanied by the instrument evidencing such Option and any other documents required by the Company, and shall tender the exercise price of the Shares he or she has elected to purchase. If the notice of election to exercise is given by the executor or administrator of a deceased Participant, or by the person or persons to whom the Option has been transferred by the Participant's will or the applicable laws of descent and distribution, then the Company will be under no obligation to deliver Shares pursuant to such exercise unless and until the Company is satisfied that the person or persons giving such notice is or are entitled to exercise the Option.

     (c) EXCHANGE OF OUTSTANDING STOCK. The Board or the Committee, in its solE discretion, may permit a Participant to surrender to the Company Shares of Common Stock previously acquired by the Participant at least six (6) months prior to such surrender as part or full payment for the exercise of an Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise of the Option.

     (d) TERMINATION OF CONTINUOUS STATUS BEFORE EXERCISE. If a Participant's Continuous Status with the Company or its Parent or any Subsidiary shall cease for any reason (other than the Participant's death, retirement or disability as provided below), any Option then held by the Participant or his or her estate, to the extent then exercisable, shall remain exercisable after such cessation of the Continuous Status for a period of thirty (30) days commencing upon the date of such cessation (or such longer period as the Board or the Committee may allow, either in the form of Option Agreement or by Board or Committee action). If the Option is not exercised during this period, then it shall be deemed to have been forfeited and be of no further force or effect. Notwithstanding the exercise period hereinabove described, if the holder of an Option (i) is terminated for "cause" (as hereinafter defined), (ii) is terminated due to his or her expropriation of, or after termination is believed

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White Pine Software, Inc.
Stock Option Plan (1995)


to have wrongfully taken or expropriated, Company property (including trade secrets or other proprietary rights), the Board or the Committee shall have the authority, by notice to the holder of an Option, to immediately terminate such Option, effective on the date of termination, and such Option shall no longer be exercisable to any extent whatsoever. As used herein, "cause" shall mean that the holder of an Option has willfully and intentionally engaged in material misconduct, gross neglect of duties or grossly negligent failure to act which materially and adversely affects the business or affairs of the Company, or has committed any act of fraud or any act not approved by the Board involving any material conflict of interest or self-dealing adverse to the Company, or has been convicted of a felony, or has unreasonably failed to comply with any reasonable direction from the Board or its Chairman with respect to a major policy decision affecting the Company, issued pursuant to its authority under the By-Laws of the Company.

     (e) DEATH. If a Participant dies at a time when he or she is entitled to exercise an Option, then at any time or times within twelve (12) months after his or her death (or such further period as the Board may allow) such Option may be exercised, as to all or any of the shares which the Participant was entitled to purchase immediately prior to his or her death (i) by his or her executor or administrator or the person(s) to whom the Option is transferred by will or the applicable laws of descent and distribution or (ii) his or her designated beneficiary, and except as so exercised, such Option will expire at the end of such period. In no event, however, may any Option be exercised after the expiration of its term.

     (f) RETIREMENT AND DISABILITY. If a Participant retires from service at age 65 or older or retires at less than age 65 with the consent of the Board or the Committee or becomes "disabled" (as hereinafter defined) at a time when he is entitled to exercise an Option, then, at any time or times within thirty (30) days of the date of such retirement or within twelve (12) months of the date of such disability, he or she may exercise such Option as to all or any of the shares which he was entitled to purchase under such Option immediately prior to such retirement or disability. Except as so exercised, such Option shall expire at the end of such period. In no event, however, may any Option be exercised after the expiration of its term. As used herein, "disabled" shall mean that the Participant is permanently and totally disabled so as to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     (g) DISPOSITION OF TERMINATED STOCK OPTIONS. Any Shares of Common Stock subject to Options which have been terminated as provided above shall not thereafter be eligible for

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White Pine Software, Inc.
Stock Option Plan (1995)


purchase by the Participant but shall again be available for grant by the Board or the Committee to other Participants.

8.   SPECIAL PROVISIONS RELATING TO INCENTIVE OPTIONS.

     The Company shall not grant Incentive Options under the Plan to any Participant to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Stock covered by such Incentive Options which are exercisable for the first time during any calendar year, when combined with the aggregate Fair Market Value of all stock covered by all other Incentive Options granted to such Participant after December 31, 1986 by the Company, its Parent or a Subsidiary thereof which are exercisable for the first time during the same calendar year, exceeds One Hundred Thousand Dollars ($100,000). Incentive Options shall be granted only to persons who, on the date of grant, are Employees of the Company or its Parent or a Subsidiary.

9.   NO CONTRACT OF EMPLOYMENT.

     Unless otherwise expressed in a writing signed by an authorized Officer of the Company, all Employees of the Company are hired for an unspecified period of time and are considered to be "at-will employees." Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company, its Parent or any Subsidiary, nor shall it limit or restrict in any way the right of the Company, its Parent or any such Subsidiary to discharge the Participant at any time for any reason whatsoever, with or without cause.

10.  NO RIGHTS AS A STOCKHOLDER.

     A Participant shall have no rights as a stockholder with respect to any Optioned Stock.

11.  NONTRANSFERABILITY OF OPTIONS; DEATH OF PARTICIPANT.

     No Option acquired by a Participant under the Plan shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution, and such Options are exercisable, during his or her lifetime, only by Participant; provided, however, that (i) a transfer may be made pursuant to a qualified domestic relations order (as defined in the Code or as permitted by Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder) and (ii) any Option Agreement issued under the Plan may provide for the designation of a beneficiary of the Participant (which may be an individual or trustee) who may exercise the Option after the Participant's death and enjoy the economic benefits thereof, subject to the consent of Participant's spouse where required by law. Subject to Section 7(e),

White Pine Software, Inc.
Stock Option Plan (1995)


in the event of Participant's death, the Option may be exercised by the personal representative of the Participant's estate or, if no personal representative has been appointed, by the successor(s) in interest determined under the Participant's will or under the applicable laws of descent and distribution.

12.  LIQUIDATION OR MERGER OF THE COMPANY.

     (a) LIQUIDATION. In the event of a proposed dissolution or liquidation of the Company, the Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board or the Committee. The Board or the Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board or the Committee and give each Participant the right to exercise his or her Option as to all or any part of the Shares covered by an Option, including Shares as to which the Option would not otherwise be exercisable.

     (b) SALE OF ASSETS, MERGER OR CONSOLIDATION OR CHANGE OF CONTROL. The Board or the Committee may provide for immediate vesting of any or all Options, and allow such Options to be fully exercised without regard to the normal vesting schedule of such Options, in the event of a proposed sale of all or substantially all of the assets of the Company, or a merger or consolidation of the Company with or into another corporation, a liquidation or a "change in control" (as defined hereinafter); provided, however, that if the Board or the Committee determines that such immediate vesting is not appropriate, then the Options, if the event is a merger or consolidation, shall be assumed or an equivalent option shall be substituted by such successor corporation (or a parent or subsidiary of such successor corporation) as a condition to the completion of such transaction. Notwithstanding anything contained herein to the contrary, in the event of a merger, consolidation or a change of control, in which the Options do not become immediately fully exercisable, the following shall apply: If within twelve (12) months after such triggering event, the Participant is terminated as a result of an actual or constructive discharge (as defined below) by the Company or the successor corporation for any reason or no reason (other than for "Cause", as defined below), such Participant's Option shall vest immediately and may be fully exercised without regard to the normal vesting schedule for a period of two (2) years commencing upon the date of such actual or constructive discharge or for the balance of the original remaining term of the Option, whichever period is shorter in duration; provided, however, that if such Option is an Incentive Option, then such Option shall only vest to the extent provided in Section 8 hereof and shall only be exercisable for a period of ninety (90) days commencing with such actual or constructive discharge. For purposes of this Plan, the Company or its successor shall be deemed to have constructively discharged a Participant if such Participant resigns employment after a reduction in compensation, a meaningful

White Pine Software, Inc.
Stock Option Plan (1995)


reduction of employment benefits, a demotion, a material reduction or change in the duties, responsibilities, titles or status of the Participant as an employee with the Company as in effect on the date of the triggering event, or a material change in the location (for example, more than 35 miles) where Participant's employment responsibilities are currently performed. Participant's termination of employment as a result of death or disability shall not be deemed to be an actual or constructive discharge by the Company or its successor. The term "Cause" shall be limited to the occurrence of any of the following events: (a) Participant has misappropriated any funds or property of the Company or its successor; (b) Participant has been convicted of a misdemeanor or a felony which impairs his or her ability to perform services for the Company or would cause the Company or its successor adverse publicity; (c) Participant fails to perform his or her normal duties and obligations after a prior written warning by the Company or its successor; or (d) Participant has disclosed or personally utilized for his or her or others' benefit the Company's or the successor's trade secrets or other confidential information. The term "change in control" shall be deemed to have occurred if (1) any "person" or "group" (as defined in or as pursuant to section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes a "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act)), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Common and preferred Stock outstanding which votes generally for the election of Directors; or (2) the Company or any of its Subsidiaries sell, in one or more transactions, other than in the ordinary course of business, assets constituting in the aggregate all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

13.  AMENDMENTS; DISCONTINUATION OF PLAN.

     The Board or the Committee may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable for any reason, including satisfying the requirements of any law or regulation or any change thereof; provided, however, that no such action shall adversely affect the rights and obligations with respect to Options at any time outstanding under the Plan; and provided further, that no such action shall, without the approval of the stockholders of the Company, (a) materially increase the maximum number of Shares of Common Stock that may be made subject to Options (unless necessary to effect the adjustments required by Section 6(b) hereof), (b) materially increase the benefits accruing to Participants under the Plan, or (c) materially lessen the requirements as to eligibility for participation in the Plan. No such amendment shall materially adversely affect the rights of any Participant under any Option previously granted without such Participant's prior consent.

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White Pine Software, Inc.
Stock Option Plan (1995)


14.  REGISTRATION OF OPTIONED SHARES.

     The Options shall not be exercisable unless the purchase of such Optioned Shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the proposed purchase of such Optioned Shares would be exempt from the registration requirements of the Securities Act of 1933, as amended.

15.  WITHHOLDING TAXES; SATISFIED BY WITHHOLDING OPTIONED SHARES.

     (a) GENERAL. The Company, its Parent or any Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company, its Parent or any Subsidiary is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, requiring the Participant to pay such tax at the time of exercise or the withholding of issuance of Shares of Common Stock to be issued upon the exercise of any Option until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or, at the Company's sole discretion, canceling any portion of such issuance of Common Stock in any amount sufficient to reimburse itself for the amount it is required to so withhold.

     (b) SATISFYING TAXES BY WITHHOLDING OPTIONED SHARES. Option Agreements under the Plan may, at the discretion of the Board or the Committee, contain a provision to the effect that all federal and state taxes required to be withheld or collected from a Participant upon exercise of an Option may be satisfied by the withholding of a sufficient number of exercised Optioned Stock which, valued at Fair Market Value on the date or exercise, would be equal to the total withholding obligation of the Participant for the exercise of such Option; provided, however, that if the Company is a public reporting corporation, no person who is an "officer" of the Company as such term is defined in Rule 3b-2 under the Securities Exchange Act of 1934 may elect to satisfy the withholding of federal and state taxes upon the exercise of an option by the withholding of Optioned Stock unless such election is made either (i) at least six (6) months prior to the date that the exercise of the Option becomes a taxable event or
(ii) during any of the periods beginning on the third (3rd) business day following the date on which the Company issues a news release containing the operating results of a fiscal quarter or fiscal year and ending on the twelfth
(12th) business day following such date. Such election shall be deemed made upon receipt of notice thereof by an Officer of the Company, by mail, personal delivery or by facsimile message, and shall (unless notice to the contrary is provided to the Company) be operative for all Option exercises which occur during the twelve (12) month period following election.

White Pine Software, Inc.
Stock Option Plan (1995)


16.  EFFECTIVE DATE AND TERM OF PLAN.

     The Plan is effective as of the date of adoption by the Board and Options may be granted at any time on or after such date; provided, however, that the Plan shall terminate if the stockholders of the Company do not approve and adopt it within twelve (12) months of such date. No Options shall be granted subsequent to ten (10) years after the effective date of the Plan; however, Options outstanding subsequent to ten (10) years after the effective date of the Plan shall continue to be governed by the provisions of the Plan until exercised or terminated in accordance with the Plan or the respective Option Agreements.

                                             ADOPTED BY THE BOARD OF DIRECTORS
                                             ON SEPTEMBER 12, 1995

                                             APPROVED BY THE STOCKHOLDERS
                                             ON DECEMBER 15, 1995

Attest:

/s/ Steven Cohen
------------------
Secretary

                               FIRST AMENDMENT TO
                               ------------------

                            WHITE PINE SOFTWARE, INC.
                            -------------------------

                            STOCK OPTION PLAN (1995)
                            ------------------------


     WHEREAS, White Pine Software, Inc. (the "Company") adopted the White Pine Software, Inc. Stock Option Plan (1995) (the "Plan") on or about September 29, 1995; and

     WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan to allow for eligibility of Participants prior to the completion of six (6) months of Continuous Status on the condition that no vesting of Options occur prior to such Participants achieving six (6) months of Continuous Status.

     NOW THEREFORE, the Board has adopted the following amendments to the Plan:

     1. ELIGIBILITY. Section 4(a) of the Plan is hereby deleted in its entirety and the following new Section 4(a) is hereby adopted:

          (A) ELIGIBILITY. Grants of Options may be mae to any employee or Consultant (which may include Officers and Directors) of the Company or of its Parent or Subsidiary, or any independent contractor, vendor, supplier or any other person providing services to the Company or a Parent or Subsidiary whose efforts are deemed worthy of encouragement by the Board or the Committee,provided,however, that either (i) such Participant shall have maintained Continuous Status for a period of at least six (6) months immediately prior to the grant of such Optionor (ii) such Option shall not begin to become exercisable as provided in Section 7(a) hereof until such Participant shall have maintained Continuous Status for a period of six (6) months immediately after the grant of such Option; and further provided, that an Incentive Option may only be granted to an Employee.

     2. EXERCISABILITY. Section 7(a) of the Plan is hereby deleted in its entirety and the following new Section 7(a) is hereby adopted:

          (A) TIME OF EXERCISE. Subject to the provisions of the Plan,including without limitation Section 7(d) and Section 8 hereof, the Board or the Committee, in its sole discretion, shall determine the time when an Option, or a portion of an Option, shall become exercisable, and the time when an Option, or a portion of an Option, shall expire; provided, however, that (i) Options shall become exercisable no earlier than at a rate of 1/36th the total number of Optioned Stock, on a monthly basis commencing no earlier than the date on which such Option is authorized to be issued by the Board or the Committee; (ii) an Incentive Option shall expire, to the extent not exercised, no later than the tenth (10th anniversary of the date on which it was granted; (iii) any


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     Incentive Option granted to any person who owns Shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of its Parent or a Subsidiary shall have a term not to exceed five (5) years, and (iv) Options granted to a Participant prior to the Participant maintaining six (6) months Continuous Status shall not begin to become exercisable pursuant to clause (i) above until such Participant has maintained Continuous Status for a six (6) month period. Notwithstanding the foregoing, the Board shall have the authority to provide for Options to become exercisable at such time and at such rate as they deem appropriate in their sole and absolute discretion. Such time or times shall be set forth in the Option Agreement evidencing such Option.

     3. AMENDMENT AND EFFECTIVE TIME. This First Amendment to the Plan is made pursuant to the provisions for amendment of the Plan as set forth in
Section 13 of the Plan. This First Amendment to the Plan is effective as of the date of adoption by the Board, provided, however, that this First Amendment to the Plan shall terminate if the stockholders of the Company do not approve and adopt it within twelve (12) months of such date.